Bloom Energy Announces First Quarter 2019 Financial Results Q1’19 Revenue of $200.7 million; 235 Acceptances, 41.6% higher than Q1’18 SAN JOSE, CA, May 6, 2019 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for the first quarter ended March 31, 2019. The Company has issued a shareholder letter with a discussion of its first quarter 2019 financial results and forward estimates, which may be accessed on the Investor Relations section of the Company’s website at: https://investor.bloomenergy.com Bloom Energy will hold a conference call today to discuss results. Conference Call Details Bloom Energy will host a conference call today, May 6, 2019, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. To participate in the live call, analysts and investors may call +1 (844) 828-0524 and enter the passcode: 5345148. Those calling from outside the U.S. may dial +1 (647) 689- 5146 and enter the same passcode: 5345148. A simultaneous live webcast will also be available under the Investor Relations section on the Company’s website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on the Company’s website for thirty days. A telephonic replay of the conference call will be available until Monday, May 13, 2019, by dialing (800) 585-8367 or (416) 621-4642 and entering passcode 5345148. About Bloom Energy Bloom Energy’s mission is to make clean, reliable, and affordable energy for everyone in the world. The Company’s product, the Bloom Energy Server, delivers highly reliable and resilient, ‘Always-On’ electric power that is clean and sustainable. Bloom’s customers include twenty-five of the Fortune 100 companies and leaders in cloud services and data centers, healthcare, retail, financial services and many other industries. For more information, visit www.bloomenergy.com. Investor Relations: Mark Mesler Bloom Energy +1 (408) 543-1743 Mark.Mesler@bloomenergy.com Media: David McCulloch Bloom Energy +1 (408) 543-1087 David.McCulloch@bloomenergy.com